Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-133717 and 333-103734) of the Fortune Brands Retirement Savings Plan, and the prospectuses related thereto, of our report dated June 28, 2006 relating to the financial statements and supplemental schedule of the Fortune Brands Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers

Chicago, Illinois

June 28, 2006